Exhibit 5.1

Craig M. Fischer

Partner

Direct Dial: 716.848.1266

Direct Facsimile: 716.819.4771

cfischer@hodgsonruss.com

September 4, 2026

New Iceland Arctic Acquisition Corp.

1300 Jackson Street, Suite 100

Golden, CO 80401

Re: New Iceland Arctic Acquisition Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special New York counsel to New Iceland Arctic Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the proposed underwritten public offering of up to 14,375,000 units of the Company (including up to 1,875,000 units of the Company that may be issued and sold pursuant to the exercise of an over-allotment option described in the Registration Statement) (collectively, the “Units”), with each Unit consisting of:

(i) one Class A ordinary share of the Company, par value $0.0001 (each, a “Class A Ordinary Share”);

(ii) one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder to purchase one Class A Ordinary Share, to be issued under a Warrant Agreement (the “Warrant Agreement”) to be entered into by the Company and Continental Stock Transfer & Trust Company, as warrant agent (in such capacity, the “Warrant Agent”); and

(iii) one right to receive one-fifth of one Class A Ordinary Share upon the consummation of an initial business combination (each right, a “Share Right”), to be issued under a Rights Agreement (the “Rights Agreement”) to be entered into by the Company and Continental Stock Transfer & Trust Company, as rights agent (in such capacity, the “Rights Agent”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be entered into by the Company and Chardan Capital Markets, LLC, as underwriter (the “Underwriter”).

New Iceland Arctic Acquisition Corp.

September 4, 2026

These opinions are being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In arriving at the opinions expressed below, we have examined and relied upon the Registration Statement, the Prospectus, the form of Underwriting Agreement filed as Exhibit 1.1 of the Registration Statement, the form of Unit Certificate filed as Exhibit 4.1 to the Registration Statement, the form of Warrant Certificate filed as Exhibit 4.4 to the Registration Statement, the form of Warrant Agreement filed as Exhibit 4.6 to the Registration Statement, the form of Right Certificate filed as Exhibit 4.3 to the Registration Statement, and the form of Rights Agreement filed as Exhibit 4.5 to the Registration Statement.

In arriving at the opinions expressed below, we have also examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to all parties other than the Company, we have assumed such party’s due organization, valid existence and good standing, if applicable, the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms.

In expressing the opinions set forth below, we have assumed without independent investigation that:

(i) the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof;

(ii) the Company is a duly incorporated and validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction, has the requisite legal status and legal capacity under the laws of the jurisdiction of its organization, has the power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement, the Warrant Agreement, the Rights Agreement, the Units, the Warrants and the Share Rights and that such execution, delivery and performance does not violate any provision of the certificate of incorporation (or equivalent formation document) of the Company and that the Company has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Underwriting Agreement, the Warrant Agreement and the Rights Agreement;

(iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; and

(iv) the Registration Statement and any supplements and amendments thereto (including all necessary post-effective amendments) will be effective under the Securities Act, such effectiveness shall not have been terminated or rescinded.

We are not admitted or qualified to practice law in the Cayman Islands. Therefore, we have relied upon the opinion of Walkers (Cayman) LLP, Cayman counsel to the Company, filed as Exhibit 5.2 to the Registration Statement, with respect to matters governed by the laws of the Cayman Islands.

New Iceland Arctic Acquisition Corp.

September 4, 2026

Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to the Units, when:

(a)	the Underwriting Agreement has been duly authorized, executed and delivered by the Company and each other party thereto, and

(b)	such Units have been duly executed, delivered and issued in accordance with the Underwriting Agreement, executed by Continental Stock Transfer & Trust Company, as transfer agent, and issued and sold as contemplated in the Registration Statement and the Underwriting Agreement, upon payment of the consideration therefor provided for in the Underwriting Agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.	With respect to the Warrants, when:

(a)	the Underwriting Agreement and the Warrant Agreement have been duly authorized, executed and delivered by the Company and each other party thereto, and

(b)	such Warrants have been duly executed, delivered and issued in accordance with the Warrant Agreement, duly countersigned by the Warrant Agent and issued and sold as part of the Units as contemplated in the Registration Statement and the Underwriting Agreement, upon payment of the consideration therefor provided for in the Underwriting Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

3.	With respect to the Share Rights, when:

(a)	the Underwriting Agreement and the Rights Agreement have been duly authorized, executed and delivered by the Company and each other party thereto, and

(b)	such Share Rights have been duly executed, delivered and issued in accordance with the Rights Agreement, duly countersigned by the Rights Agent and issued and sold as part of the Units as contemplated in the Registration Statement and the Underwriting Agreement, upon payment of the consideration therefor provided for in the Underwriting Agreement, such Share Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. These opinions are limited to the facts as they currently exist. We assume no obligation to revise or supplement these opinions in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above with respect to (i) the Units, the Warrants and the Share Rights and (ii) the Underwriting Agreement, the Warrant Agreement and the Rights Agreement (collectively, the “Documents”) are each subject to (A) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (B) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We do not express any opinion with respect to any law, rule or regulation that is applicable to the Company solely because such law, rule or regulation is part of a regulatory regime applicable to the Company or any of its affiliates as a result of the specific assets or business operations of the Company or any of its affiliates.

New Iceland Arctic Acquisition Corp.

September 4, 2026

D. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) any waiver (whether or not stated as such) under any Document, or any consent thereunder, relating to unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (iii) any waiver (whether or not stated as such) contained in any Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party, (v) any purported fraudulent transfer “savings” clause, (vi) any provision in any Document waiving the right to object to venue in any court, (vii) any agreement to submit to the jurisdiction of any federal court, (viii) any waiver of the right to jury trial, (ix) requirements that a claim with respect to any securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (x) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or currencies, or currency unit or units, or composite currency or currencies and (xi) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, the Prospectus or other offering material regarding the Company or the Units, the Class A Ordinary Shares, the Warrants or the Share Rights or their offering and sale.

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York. We have not reviewed and our opinions are in no way related to the laws of any other jurisdiction, including the Securities Act or any other federal or state securities laws or regulations, and we expressly disclaim any and all responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of Securities” in the Registration Statement and the Prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

HODGSON RUSS LLP

By:	/s/ Craig M. Fischer
Craig M. Fischer

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